EXHIBIT 10.2

STATE OF LOUISIANA

PARISH OF ORLEANS

PROMISSORY NOTE

(REDUCING REVOLVING LOAN)

$5,000,000.00	April 30, 2008

FOR VALUE RECEIVED, TELETOUCH COMMUNICATIONS, INC., a Delaware corporation (“TCI”), TELETOUCH LICENSES, INC., a Delaware corporation (“TLI”), and PROGRESSIVE CONCEPTS, INC., a Texas corporation (“PCI”, together with TCI, TLI, and any other Person identified or named from time to time as a Debtor under the Loan Documents, jointly, severally and in solido, “Debtor”) unconditionally promises to pay to the order of THERMO CREDIT, LLC, a Colorado limited liability company (together with its successors and permitted assigns, “Lender”), without setoff, at its offices at 639 Loyola Avenue, Suite 2565, New Orleans, Louisiana 70113, or at such other place as may be designated by Lender, the lesser of (i) the original principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), or (ii) so much thereof as may from time to time be advanced and outstanding hereunder in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at the annual interest rate set forth in this Note (the “Rate”), and in accordance with the payment schedule, indicated below.

This PROMISSORY NOTE (this “Note”) is executed pursuant to and evidences the Indebtedness funded by Lender and secured pursuant to that certain LOAN AND SECURITY AGREEMENT among Debtor and Lender dated as of even date herewith (as the same may be amended, restated, supplemented, renewed or extended from time to time, the “Loan Agreement”), to which reference is made for a statement of the collateral, rights and obligations of Debtor and Lender in relation thereto; but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Debtor to pay unpaid principal of and interest on this Note when due. Capitalized terms not otherwise defined herein shall have the same meanings as in the Loan Agreement.

1. Rate. The Rate shall be a rate per annum equal to the lesser of (a) the MAXIMUM RATE, or (b) the PRIME RATE plus EIGHT PERCENT (8.00%).

The term “Prime Rate” means a variable rate of interest per annum equal to the prime rate as published from time to time in the “Money Rates” table of The Wall Street Journal (Southwest Edition). If the prime rate is no longer published in the “Money Rates” table of The Wall Street Journal (Southwest Edition), then Lender will choose and notify Debtor of a substitute index rate that approximates the Prime Rate. Notwithstanding any provision of this Note or any other Loan Document or any other agreement or commitment between Debtor and Lender, whether written or oral, express or implied, Lender shall never be entitled to charge, receive, or collect, nor shall Debtor be required to pay interest at a rate greater than the Maximum Rate. It is the intention of the parties that this Note, and all Loan Documents securing the payment of this Note or executed or delivered in connection therewith, shall comply with applicable usury law. If Lender ever contracts for, charges, receives or collects anything of value under any Loan Document which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of this Note, prepayment of this Note, delay in advancing proceeds of this Note, or any other event, should cause such interest to exceed the maximum lawful amount, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note and such other indebtedness are paid in full, any remaining excess shall be paid to Debtor. In determining whether the interest payable hereunder exceeds interest at the Maximum Rate, the total amount of interest shall be spread, prorated and amortized throughout the entire term of this Note until its payment in full. The term “Maximum Rate” as used in this Note means the maximum nonusurious rate of interest per annum permitted by applicable Louisiana law, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. If at any time the Rate shall exceed the Maximum Rate, the Rate shall be automatically limited to the Maximum Rate until the total amount of interest accrued hereunder equals the amount of interest which would have accrued if there had been no limitation to the Maximum Rate.

2. Accrual Method. Interest on the Indebtedness evidenced by this Note shall be computed on the basis of a THREE HUNDRED SIXTY-FIVE (365) (or 366 as the case may be) day year and shall accrue on the actual days elapsed. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the business day received as provided herein.

3. Rate Change Date. The Rate will change each time and as of the date that the Prime Rate changes.

4. Payment Schedule. Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (a) the payment or reimbursement of any reasonable out-of-pocket costs and expenses (other than the outstanding principal balance hereof and interest hereon) of or incurred by Lender for which Debtor shall be obligated to pay or reimburse to Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents, (b) the payment of accrued but unpaid interest thereon, and (c) the payment of all or any portion of the principal balance hereof then outstanding hereunder. If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment. This Note shall be due and payable as follows:

(a) Monthly payments of interest (computed on the average unpaid principal balance outstanding during that month) shall be payable on the last day of each calendar month, commencing on May 31, 2008 and continuing until October 31, 2008; and

(b) Principal of this Note shall be due and payable in monthly installments of the Monthly Step Down, payable on the last day of each calendar month, beginning November 30, 2008, and continuing regularly thereafter until April 30, 2010, when the entire balance of principal and accrued and unpaid interest shall be due and payable. In addition, monthly payments of interest (computed upon the average unpaid principal balance during that month), shall be due and payable on the same dates as, but in addition to, said installments of principal.

Subject to the terms and conditions in the Loan Agreement, Debtor may borrow, repay and reborrow loans on a revolving basis at any time and from time to time, up to a maximum principal aggregate amount outstanding at any one time equal to the lesser of (i) the amount of the Borrowing Base existing at such time, or (ii) the Revolving Credit Facility (such maximum principal amount being referenced to herein as the “Lender Commitment Amount”). Lender shall incur no liability for its refusal to advance funds based upon its reasonable determination that any conditions precedent to such further advances set forth in the Loan Agreement have not been satisfied.

Lender’s records of the amounts borrowed and accrued and unpaid interest thereon from time to time shall be conclusive proof thereof absent manifest error.

5. Delinquency Charge and Fees. To the extent permitted by law, a delinquency charge will be imposed in an amount not to exceed FIVE PERCENT (5.00%) of the amount of any payment of principal or interest on this Note that is more than TEN (10) days past due. The provisions herein for a delinquency charge shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving Debtor a right to cure any Event of Default.

6. Waivers, Consents and Covenants. Debtor, any endorser or guarantor hereof, or any other party hereto (individually an “Obligor” and collectively “Obligors”) and each of them jointly and severally: (a) waives presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other Loan Documents now or hereafter executed in connection with any obligation of Debtor to Lender; (b) consents to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Lender of any of Obligors, or release, substitution or exchange of any security or Collateral for the payment hereof, or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from any of Obligors); and (c) agrees that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender’s rights under this Note, under any endorsement or guaranty of this Note or under any of the Loan Documents. If there is an irreconcilable inconsistency between Section 6(d) of this Note and Section 23 of the Loan Agreement, Section 23 of the Loan Agreement shall control.

7. Prepayments. The Debtor may at any time and from time to time prepay the outstanding portion of any of the Loans, in whole or in part, without premium, penalty or exit fee; provided, however, as independent consideration for Lender to make the Loan and as a condition to and in exchange for Lender’s full release of its lien against the Collateral, Debtor shall pay to Lender an Exit Fee if and to the extent that (i) Debtor pays the Obligations in full and terminates Lender’s commitment to make Loans under the Loan Agreement (the “Termination Date”) at any time prior to the Revolving Credit Maturity Date and (ii) the Factoring Agreement is terminated within 60 days of the Termination Date. For the avoidance of doubt, payment of the Exit Fee (to the extent the Exit Fee is required hereunder) is not the sole condition to the release of Lender’s lien against the Collateral. “Exit Fee” means a fee equal to two percent (2%) of the original face amount of this Note or such higher face amount if the face amount of this Note is increased. The Exit Fee shall be payable on the Termination Date; provided that Lender shall refund the Exit Fee if the Factoring Agreement is not terminated within 60 days of the Termination Date.

8. Reduction of Lender Commitment Amount. Debtor shall have the right, upon not less than five (5) Business Days’ notice to Lender, to reduce the Lender Commitment Amount from time to time; provided that no such reduction of the Lender Commitment Amount shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the aggregate outstanding principal amount of the Loans would exceed the Lender Commitment Amount. Any such reduction shall be in an amount equal to $100,000, or a whole multiple thereof, and shall reduce permanently the Lender Commitment Amount then in effect.

9. Remedies Upon Default. In the event an Event of Default has occurred and is continuing, (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Lender (however acquired or evidenced) shall, at the option of Lender, become immediately due and payable and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) from and after the date on which prior written notice is received by Debtor from Lender, to the extent permitted by law, the Rate of interest on the unpaid principal shall be prospectively increased at Lender’s discretion up to the Rate then in effect plus three percent (3%) (the “Default Rate”) (provided that the Default Rate shall not any time exceed the Maximum Rate for so long as such Event of Default is continuing). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving Obligors a right to cure any default. At Lender’s option, any accrued and unpaid interest, fees or charges then due and owing may, solely for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note for so long as such Event of Default is continuing. Upon the occurrence and during the continuance of an Event of Default, Lender is hereby authorized at any time, at its option and upon prior written notice to Debtor, to set off and charge against any deposit accounts of Debtor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Lender, any and all obligations due hereunder. Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

10. Waiver. The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender. The acceptance by

Lender of any partial payment shall not constitute a waiver of any default or of any of Lender’s rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligors to Lender in any other respect at any other time.

11. Applicable Law, Venue and Jurisdiction. Debtor agrees that this Note shall be deemed to have been made in the State of Louisiana at Lender’s address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Louisiana (without giving effect to its choice of laws provisions) and is performable in the City and Parish of Louisiana indicated at the beginning of this Note. In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any Loan Documents, Debtor, irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Louisiana or the United States courts located within the State of Louisiana. Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

12. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

13. Binding Effect. This Note shall be binding upon and inure to the benefit of Debtor and Lender and their respective successors, assigns, heirs, administrators and personal representatives, provided, however, that no obligations of Debtor hereunder can be assigned without prior written consent of Lender.

14. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

15. COMMERCIAL PURPOSE. DEBTOR REPRESENTS TO LENDER THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES AND THIS NOTE IS SUBJECT TO LOUISIANA REVISED STATUTES § 9:3509, ET SEQ. DEBTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE.

16. Collection. If during the continuance of an Event of Default this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Debtor agrees to pay all documented and reasonable costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees, incurred by Lender of all amounts owed by Debtor to Lender under this Note or the Loan Documents.

17. Notice of Balloon Payment. At maturity (whether by acceleration or otherwise), Debtor must repay the entire outstanding principal balance of this Note and accrued unpaid interest then due. Lender is under no obligation to refinance the outstanding principal balance of this Note (if any) at that time. Debtor will, therefore, be required to make payment out of other assets Debtor may own; or Debtor will have to find a lender willing to lend Debtor the money at prevailing market rates, which may be higher than the interest rate on the outstanding principal balance of this Note. If Obligors have guaranteed payment of this Note, Obligors may be required to perform under such guaranty.

18. WAIVER OF JURY TRIAL. DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS NOTE OR ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS NOTE OR THE OTHER LOAN DOCUMENTS.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

EXECUTED as of the date first written above.

DEBTOR:

TELETOUCH COMMUNICATIONS, INC.

By:	\s\ Thomas A. Hyde, Jr.
Name:	Thomas A. Hyde, Jr.
Title:	President, Chief Operating Officer

TELETOUCH LICENSES, INC.

By:	\s\ Thomas A. Hyde, Jr.
Name:	Thomas A. Hyde, Jr.
Title:	President, Director

PROGRESSIVE CONCEPTS, INC.

By:	\s\ Thomas A. Hyde, Jr.
Name:	Thomas A. Hyde, Jr.
Title:	Chief Executive Officer, President

7